POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Monica Sparks, whose signature appears below, constitutes and appoints Joseph Kauder, Raymond Rindone, and Ido Dotan, or any of them, her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any report filed pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Date:	November 30, 2023

Signature:	/s/Monica Sparks
Name:		Monica Sparks